Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

HENNESSY ADVISORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, no par value	457(c)	1,530,000 shares	$6.52	$9,975,600	0.00014760	$1,472.40
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A		N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$9,975,600		$1,472.40
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$1,386.31
	Net Fee Due							$86.09

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Hennessy Advisors, Inc.	S-3	333-251201	December 8, 2020		$1,386.31 (3)	Equity	Common Stock, no par value	1,440,540 shares (3)	(3)	N/A
Fee Offset Sources	Hennessy Advisors, Inc.	S-3	333-222001		December 12, 2017						$446 (3)
	Hennessy Advisors, Inc.	S-3	333-201934		February 6, 2015						$940.31 (3)

(1)

The shares may be sold by the registrant pursuant to the registrant’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”). This registration statement also covers any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend or stock split or as the result of other anti-dilution provisions, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Estimated in accordance with Rule 457(c) under the Securities Act, solely for purposes of calculating the registration fee, based on the average of the high and low sales prices of the common stock as reported on The Nasdaq Global Market on December 4, 2023, which date was within five business days of the date of this filing.

(3)

Pursuant to Rule 457(p) under the Securities Act, the registrant has offset $1,386.31, which is the aggregate total dollar amount of the filing fee associated with the unsold shares under the Registration Statement on Form S-3 (File No. 333-251201) filed on December 8, 2020, as amended by Amendment No. 1 to Form S-3 filed on December 22, 2020, against the amount of the registration filing fee for this Registration Statement on Form S-3 ($1,472.40).